                             Accountants' Consent
                             --------------------


The Stockholders and the
 Board of Directors of
Roslyn Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement No. 333-41365 on Form S-8 of Roslyn Bancorp, Inc. of our report dated January 28, 1998, relating to the consolidated statements of financial condition of Roslyn Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference to the December 31, 1997 Annual Report on Form 10-K/A No. 1 of Roslyn Bancorp, Inc.



Melville, New York
November 9, 1998



                                                 /s/ KPMG PEAT MARWICK LLP
                                                 -------------------------
                                                 KPMG PEAT MARWICK LLP